Exhibit 10.2

Award No. 1                                                         Attachment I
                                                                    ------------

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
                             2004 STOCK OPTION PLAN


                                OPTION AGREEMENT
                   (INCENTIVE AND NON-QUALIFIED STOCK OPTIONS)
                   -------------------------------------------

         Pursuant to your Option Grant Notice ("Grant Notice") and this Option Agreement ("Agreement"), HQ Sustainable Maritime Industries, Inc. (the "Company") has granted you an option ("Option") under its 2004 Stock Option Plan (the "Plan") to purchase the number of shares of Stock ("Shares") indicated in your Grant Notice at the Exercise Price indicated in your Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your Option are as follows:

1.       GRANT OF OPTION
         ---------------

         (a) Type of Option. The type of Option that you have been awarded is referenced in your Grant Notice.

         (b) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate value (determined as of the time the Option is granted) of the Shares with respect to which ISOs granted under the Plan become exercisable for the first time by any Participant in any calendar year exceeds $100,000, such Options or portions thereof which exceed such limit (according to the order in which they are granted) shall be treated as NQSO.

         (c) Number of Shares and Exercise Price. The number of Shares subject to your Option and your Exercise Price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in
Section 17.4 of the Plan.

2.       VESTING
         -------

         (a) Upon Termination. Subject to the limitations contained herein, your Option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service (as defined below) except as otherwise provided in your Grant Notice or the Plan. The unvested portion of your Option, after giving effect to the vesting schedule provided in your Grant Notice, will terminate immediately upon the termination of your Continuous Service.

         (b) Continuous Service. For purposes of this Agreement, "Continuous Service" means the period of time in which you rendered service to the Company, whether as an employee, officer, director, adviser or consultant, and during which you did not have a Termination. Your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company as an employee, officer, consultant, adviser


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or  director  or a change  in the  entity  for which you  render  such  service, provided that there is no interruption or termination of your Continuous Service. For example, a change in status from an employee of the Company to a consultant or a director will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Committee, including sick leave, military leave or any other personal leave.

3.       EXERCISE OF OPTIONS
         -------------------

         Except as otherwise provided herein, and subject to the provisions of the Plan, the Option granted pursuant to this Agreement shall be subject to exercise as follows:

         (a) You may exercise the vested portion of your Option during its term by delivering a Exercise Agreement (in a form designated by the Company) together with the Exercise Price to the Committee, or to such other person as the Committee may designate, during regular business hours, together with such additional documents as the Company may then require.

         (b) By exercising your Option, you agree that, as a condition to any exercise of a Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option,
(2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (3) the disposition of Shares acquired upon such exercise.

         (c) If your Option is an Incentive Stock Option, by exercising your Option, you agree to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of your Option that occurs within two (2) years after the Date of Grant or within one (1) year after such Shares are issued upon exercise of your Option.

4.       METHOD OF PAYMENT
         -----------------

         Payment of the exercise price is due in full upon exercise of all or any part of the Option. You may elect to make payment of the exercise price in any manner permitted by the Grant Notice, which may include, in the Committee's sole discretion at the time your Option is exercised and provided that at the time of exercise the Shares are publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds attributable to such Shares.

5.       WHOLE SHARES
         ------------

         You may exercise your Option only for whole Shares.

6.       TERM OF OPTION
         --------------

         (a) Commencement. The term of your Option commences on the Date of Grant, which is set forth in the Grant Notice. Your Option may not be exercised prior to the approval of the Plan by the Company's stockholders. Notwithstanding anything to the contrary in Section 6(b) below, if the Company's stockholders do not approve the Plan within twelve (12) months after the date it is adopted by the Board, then your Option may never be exercised and it shall terminate on the first anniversary of the date the Plan is adopted by the Board.

         (b) Expiration. The term of your Option expires upon the earliest of the following:

                  (i) immediately upon the termination of your Continuous Service for "cause" (as such term is defined below);

                  (ii) three (3) months after the termination of your Continuous Service for any reason other than death, Disability, Retirement or Voluntary Termination provided that if during any part of such three
         (3) month period your Option is not exercisable solely because of the conditions set forth in Section 9 below relating to "Other Legal Requirements", your Option shall not expire until the earlier of the expiration date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

                  (iii) twelve (12) months after the termination of your Continuous Service due to death or disability;

                  (iv) the expiration date indicated in your Grant Notice; or

                  (v) the tenth (10th) anniversary of the Date of Grant, or the fifth (5th) anniversary of the Date of Grant with respect to any Ten Percent Shareholder.


7.       CAUSE.
         -----

         For purposes of this Agreement, the termination of your Continuous Service for "cause" shall mean termination for "cause" as provided for in your Grant Notice.

8.       INCENTIVE STOCK OPTION EMPLOYEE RULE
         ------------------------------------

         If your Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an "Incentive Stock Option," the Code requires that at all times beginning on the Date of Grant of your Option and ending on the day three (3) months before the date of your Option's exercise, you must be an employee of the Company, except in the event of your death or disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit but cannot guarantee that your Option will necessarily be treated as an "Incentive Stock Option" if you continue to provide services to the Company as a consultant, adviser or director after your employment terminates or if you otherwise exercise your Option more than three (3) months after the date your employment terminates.

9.       OTHER LEGAL REQUIREMENTS.
         ------------------------

         Notwithstanding anything to the contrary contained herein, the exercise of your Option must also comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

10.      NO RIGHT TO CONTINUE EMPLOYMENT OR SERVICE
         ------------------------------------------

         Nothing in this Agreement, the Plan, your Grant Notice or your Exercise Agreement shall confer upon you any right to continue to serve the Company in the capacity in effect at the time the Option was granted or shall affect the right of the Company to terminate (i) your employment, if you are an employee, with or without notice and with or without cause, (ii) your service as a consultant or adviser, if you are a consultant or adviser, pursuant to the terms of your agreement with the Company or (iii) your service as a director, if you are a director, pursuant to the Bylaws of the Company and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

11.      WITHHOLDING OF TAXES
         --------------------

         (a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Option.

         (b) You may not exercise your Option unless the tax withholding obligations of the Company are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein or under the Plan.

12.      NON-ASSIGNABILITY
         -----------------

         Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

13.      DISCRETIONARY NATURE OF THE PLAN
         --------------------------------

         The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of any Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Options or benefits in lieu of Options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number and type of Options, vesting provisions, and the Exercise Price. Any Options or benefits granted under the Plan will not be considered to be part of your salary for any reason, including, but not limited to, the determination of any severance, redundancy or resignation payments or benefits.

14.      NOTICE
         ------

         Any notice hereunder by you to the Company shall be in writing and shall be delivered in accordance with the Plan requirements.

15.      GOVERNING PLAN DOCUMENT
         -----------------------

         Your Option granted pursuant to this Agreement is subject to the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement. All the terms and conditions of the Plan, as may be amended from time to time, and any rules, guidelines and procedures which may from time to time be promulgated and adopted pursuant to the Plan, are hereby incorporated into this Agreement, without regard to whether such terms and conditions (including, for example, provisions relating to certain changes in capitalization of the Company) are not otherwise set forth in this Agreement. In the event of any conflict between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

         Executed as of the day and year first written above.


                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



                                        By:_____________________________________
                                        Name:
                                        Title:



                                        PARTICIPANT


                                        ________________________________________